Exhibit 10.8

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of July 22, 2020 (the “Closing Date”) is entered into among Porch.com, Inc., a Delaware corporation (“Borrower Representative”), and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the guarantors set forth on Schedule 1 hereto (together with any other guarantors of the Obligations from time to time, the “Guarantors”), the lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), Runway Growth Credit Fund Inc., as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

AGREEMENT

Borrower Representative, each Borrower from time to time party hereto, Agent and Lenders hereby agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2. EAGLE LOAN FACILITY AND TERMS OF PAYMENT

2.1 Promise to Pay. Each Borrower hereby unconditionally promises to pay Agent, for the ratable benefit of Lenders, the outstanding principal amount of all Loans, accrued and unpaid interest (including, without limitation, any Deferred Interest Amount), fees and charges thereon and all other amounts owing hereunder as and when due in accordance with this Agreement.

2.2 Availability and Repayment of the Loans.

(a) Availability. Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an EAGLE Loan on or about the Closing Date in principal amount equal to its EAGLE Loan Commitment. Lenders’ commitments to make the EAGLE Loans shall terminate upon the funding of the EAGLE Loans on or about the Closing Date. Borrowers shall use the proceeds of the EAGLE Loans (i) to repay existing outstanding Indebtedness of Borrower Representative owing to ORIX Growth Capital, LLC and MidCap Financial Trust, and (ii) for working capital. Once repaid, the EAGLE Loans may not be reborrowed.

(b) Repayment. Commencing on the Amortization Date, and continuing thereafter on each Payment Date, Borrowers shall make consecutive monthly payments of equal principal, which would fully amortize the principal amount of the EAGLE Loans by the Maturity Date, plus accrued and unpaid interest (including, without limitation, any Deferred Interest Amount), provided that if the Amortization Date or the Maturity Date are extended, in accordance with their respective terms, the monthly payments shall be recalculated according to the remaining number of Payment Dates through the Maturity Date, as extended. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the EAGLE Loans (including any Deferred Interest Amount), the Final Payment, other fees and other sums, if any, shall be due and payable in full on the Maturity Date. The EAGLE Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

(c) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the sum of:

(i) all outstanding principal plus accrued and unpaid interest thereon (including, without limitation, any Deferred Interest Amount), plus

(ii) the Prepayment Fee, plus

(iii) the Final Payment, plus

(iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate, if applicable.

(d) Permitted Prepayment of Loans.

(i) Prepayment in Full. Borrowers may prepay all, but not less than all, of the Loans, provided Borrower Representative provides written notice to Agent (whereupon Agent shall promptly deliver a copy of such written notice to Lenders) of its election to prepay the Loans at least 30 days prior to such prepayment, and pay, on the date of such prepayment, to Agent, for the ratable benefit of Lenders, an amount equal to the sum of:

(1) all outstanding principal plus accrued and unpaid interest thereon (including, without limitation, any Deferred Interest Amount), plus

(2) the Prepayment Fee, plus

(3) the Final Payment, plus

(4) all other sums, if any, that shall have become due and payable, including interest at the Default Rate, if applicable.

(ii) Partial Prepayment upon SPAC Transaction. In addition, Borrowers shall make a one-time prepayment on or about the date the SPAC Transaction is consummated, upon ten Business Days prior written notice prior to such prepayment, by paying:

(1) outstanding original principal up to $7,000,000, plus additional principal arising due to interest at the Deferred Interest Rate accrued to principal through the date of such prepayment, plus accrued and unpaid interest thereon, plus

(2) the Prepayment Fee on the principal amount prepaid, plus

(3) the Final Payment, plus

(4) all other sums, if any, that shall have become due and payable, including interest at the Default Rate, if applicable.

2.3 Payment of Interest.

(a) Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on August 15, 2020. In addition, the outstanding principal amount of each Loan shall accrue interest from and after its Funding Date at the Deferred Interest Rate, and such interest shall be added to outstanding principal on each Payment Date following such Funding Date. All references to outstanding principal herein shall refer to the original principal amount as increased from time to time on account of interest at the Deferred Interest Rate added to principal.

(b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, at the Agent’s election, the Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Secured Party Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c) Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 11:00 a.m. Eastern Time on any day may, at Agent’s discretion, be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the applicable Reference Rate shall be effective as of the Payment Date immediately following such change.

(d) Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Secured Party Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

2.4 Fees and Charges. Borrowers shall pay to Agent, for the ratable benefit of Lenders:

(a) Closing Fee. A closing fee in the amount of $352,500 due and payable on the Closing Date;

(b) Prepayment Fee. The Prepayment Fee as and when due pursuant to Sections 2.2(c) and 2.2(d). Each Borrower agrees that the Prepayment Fee is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Loans;

(c) Final Payment. The Final Payment as and when due pursuant to Sections 2.2(b), 2.2(c) and 2.2(d); and

(d) Secured Party Expenses. All Secured Party Expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within two Business Days after demand by Agent).

(e) Fees Fully Earned. Unless otherwise expressly provided in this Agreement, the fees and charges specified in clauses (a) through (c) above are fully-earned as of the Closing Date, and in no event shall any Borrower be entitled to any credit, rebate, refund, reduction, proration or repayment of any fees or charges earned by each Lender pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of a Lender’s obligation to make loans and advances hereunder and notwithstanding the required payment date for such fees or charges. Agent, on behalf of Lenders, may debit and deduct amounts owing by Borrowers under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c).

2.5 Payments; Application of Payments; Automatic Payment Authorization.

(a) All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 11:00 a.m. Eastern Time on the date when due. Payments of principal and/or interest received after 11:00 a.m. Eastern Time may, at Agent’s discretion, be considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) So long as no Event of Default shall have occurred and be continuing, Borrower Representative shall have the right to specify the Loan to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement unless any such allocation or application is expressly specified elsewhere in this Agreement, provided that payments shall be applied first to Secured Party Expenses due and payable, then to fees and charges then due and payable, then to accrued and unpaid interest, then to installments of principal in inverse order from maturity, then to any other Obligations due and payable.

(c) Unless otherwise notified by Agent in writing, Agent, for itself or for the ratable benefit of Lenders, as applicable, shall initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other amounts Borrowers owe Agent or Lenders when due. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due to Agent or Lenders at Agent’s address specified in Section 10, or as otherwise notified by Agent in writing, in each case, for the ratable benefit of Lenders. .

2.6 Taxes. For purposes of this Section, the term “applicable law” includes FATCA

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.6(a)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Representative by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (d).

(e) As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.6, Borrower Representative shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(f) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower Representative and Agent, at the time or times reasonably requested by Borrower Representative or Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Representative or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower Representative or Agent as will enable Borrower Representative or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(2), (ii)(2) and (ii)(4) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:

(i) any Lender that is a U.S. Person shall deliver to Borrower Representative and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate in form and substance reasonably acceptable to Borrower Representative and Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” related to any of the Borrowers as described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by executed copies of IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate in form and substance reasonably acceptable to Borrower Representative and Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in form and substance reasonably acceptable to Borrower Representative and Agent on behalf of each such direct and indirect partner.

(5) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower Representative or Agent to determine the withholding or deduction required to be made;

(6) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower Representative and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Representative or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower Representative or Agent as may be necessary for Borrower Representative and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (5), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Agent in writing of its legal inability to do so.

(iv) On or before the date the Agent (including any successor Agent) becomes a party to this Agreement, the Agent shall provide to the Loan Parties, two (2) duly signed, properly completed copies of an IRS Form W-9 or any successor thereto. At any time thereafter, the Agent (including any successor Agent) shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of a Loan Party.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.6 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.7 Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit F, and (b) upon any Lender’s written request, and in any event within three Business Days of any such request, Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes. Regardless of whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Loan. Each Lender’s obligation to make the initial Loan is subject to the condition precedent that Agent shall have received, in form and substance reasonably satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed signatures to this Agreement;

(b) duly executed original signatures to each Warrant;

(c) duly executed signatures to the IP Security Agreement;

(d) duly executed signatures to a Subordination Agreement with respect to certain existing notes outstanding as of the Closing Date;

(e) duly executed signatures to each Seller Subordination Agreement;

(f) a subordination agreement, duly executed by Matthew Ehrlichman;

(g) for each Borrower, a certificate of such Borrower, duly executed by a Responsible Officer of such Borrower, certifying and attaching (i) the Operating Documents of such Borrower, (ii) resolutions duly approved by the Board of such Borrower, (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Borrower’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;

(h) a payoff letter with respect to Indebtedness outstanding as of the Closing Date to ORIX Growth Capital, LLC and MidCap Financial Trust, together with all documents reasonably required in connection with the payoff and release of security interests;

(i) a payoff letter and consent to early termination with respect to certain financed receivables and associated Contingent Obligations outstanding as of the Closing Date under the C6 Factoring Facility;

(j) the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto;

(k) evidence satisfactory to Agent, that the insurance policies and endorsements required by Section 6.5 are in full force and effect;

(l) a legal opinion of counsel to Borrowers;

(m) projections for Parent’s fiscal year ending December 31, 2020;

(n) all documentation and other information that Agent or any Lender reasonably requires in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to include a duly executed copy of an IRS Form W-9 or other such applicable IRS Forms;

(o) a disbursement letter, duly executed by Borrower Representative;

(p) the Automatic Payment Authorization, duly executed by Borrower Representative;;

(q) payment of the closing fee and Secured Party Expenses then due as specified in Section 2.4(a);

(r) capitalization tables for Parent, including both a summary of Equity Interests outstanding, by class and series, as well as a detail showing holdings investor, with respect to each investment, the purchase price per share, the deemed original issue price (if different), and with respect to each convertible security, option, or warrant, the conversion price or exercise price, as applicable, and including detail by class and series as well as on an as-converted to common stock basis; and

(s) completion of such matters and delivery of such documents as Agent may reasonably require.

3.2 Conditions Precedent to all Loans. Each Lender’s obligation to make each Loan is subject to the following conditions precedent:

(a) except for any Loans funded on the Closing Date, timely receipt of an executed Loan Request by Agent (whereupon Agent shall promptly deliver a copy of such Loan Request to each applicable Lender);

(b) the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c) no Default or Event of Default shall have occurred and be continuing or result from the Loan; and

(d) there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, or any material adverse deviation by Borrowers from the most recent business plan of Borrowers presented to and accepted by Agent, as determined by Agent in Agent’s discretion.

3.3 Covenant to Deliver.

(a) Borrowers agree to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition precedent to any Loan. Borrowers expressly agree that a Loan made prior to the receipt by Agent of any such item shall not constitute a waiver by Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Agent’s sole discretion.

(b) Borrower agrees to deliver the items set forth on Schedule 3 hereto within the timeframe set forth therein (or by such other date as Agent may approve in writing), in each case, in form and substance reasonably acceptable to Agent.

3.4 Procedures for Borrowing. To obtain a Loan (other than any Loan made on the Closing Date), Borrower Representative shall deliver a completed Loan Request to Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, ten Business Days prior to the date such Loan is requested to be made (whereupon Agent shall promptly notify all affected Lenders). On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request, provided that each of the conditions precedent to such Loan is satisfied.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Each Loan Party hereby grants to Agent, for itself and the ratable benefit of Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash.

4.2 Priority of Security Interest. Each Loan Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Agent’s Lien under this Agreement). If a Loan Party shall acquire a commercial tort claim with a potential recovery in excess of Five Hundred Thousand Dollars ($500,000), such Loan Party shall promptly notify Agent in writing and deliver such other information and documents as Agent may require to perfect Agent’s security interest in such commercial tort claim. If a Loan Party shall acquire a certificate with respect to Shares or any instrument, such Loan Party shall promptly notify Agent in writing and deliver the same together with a stock power or instrument of transfer and any necessary endorsement, all in form reasonably satisfactory to Agent.

4.3 Authorization to File Financing Statements. Each Loan Party hereby authorizes Agent to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Agent’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of such Loan Party.

4.4 Pledge of Collateral. Each Loan Party hereby pledges, assigns and grants to Agent a security interest in all the Equity Interests in which such Loan Party has any interest, including the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or as required pursuant to Section 6.11, the certificate or certificates for such Equity Interests, to the extent certificated, will be delivered to Agent, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which a Loan Party has an interest, such Loan Party shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuance of an Event of Default hereunder, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee. Each Loan Party will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Equity Interests. Unless an Event of Default shall have occurred and be continuing, each Loan Party shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, and provided further, that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default upon Borrower Representative’s receipt of notice thereof.

5. REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority.

(a) Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Agent a completed certificate signed by Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a legal name change to Agent in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).

(b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

5.2 Collateral.

(a) Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b) Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give Agent a perfected security interest therein as required pursuant to the terms of Section 6.6(b).

(c) The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.12.

(d) Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), and (v) immaterial Intellectual Property licensed to such Loan Party. Each Patent (other than patent applications) which it owns or purports to own and which is material to such Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which a Loan Party owns or purports to own and which is material to the Loan Parties’ business has been judged invalid or unenforceable, in whole or in part. To each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect. Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property. It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party. Each current and prior employee, consultant or other Affiliate thereof has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to the Loan Parties’ business.

5.3 Accounts; Material Agreements. The Accounts are bona fide existing obligations. The property or services giving rise to such Accounts have been delivered or rendered. No Loan Party has received any notice of actual or imminent insolvency of an Account Debtor. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party is in good standing and in full force and effect and no Loan Party is in material breach with respect thereto. No material customer or supplier has terminated, significantly reduced or communicated its intent to do so to any Loan Party or any of its Subsidiaries.

5.4 Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings, Five Hundred Thousand Dollars ($500,000) or in which any adverse decision has had or could reasonably be expected to have a Material Adverse Effect.

5.5 Financial Statements; Financial Condition. All consolidated and consolidating financial statements for the Loan Parties and each of their Subsidiaries delivered to Agent fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated and consolidating financial condition of the Loan Parties and their respective Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Agent.

5.6 Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.

5.7 Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.8 Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Agent pursuant to Section 6.11 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

5.9 Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (b) if such taxes, assessments, deposits and contributions (other than Specified Tax Liabilities) do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000), or (c) except for Specified Tax Liabilities which, as of the Closing Date, have not yet been determined or assessed by a Governmental Authority and are not yet due, for which reserves, as determined by Borrowers in good faith, have been established in accordance with GAAP.

5.10 Shares. Such Loan Party has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. The Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings.

5.11 Compliance with Laws.

(a) No Loan Party or Subsidiary of Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(b) No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(c) No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Loan Parties’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any present holder of Equity Interests of any of the foregoing (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is, or will become, a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person.

(d) Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e) No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.

5.12 Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6. AFFIRMATIVE COVENANTS

Each Loan Party shall, and shall cause each Subsidiary to, do all of the following:

6.1 Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.

6.2 Financial Statements, Reports, Certificates. Provide Agent with the following:

(a) Monthly Financial Statements. Within 30 days after the last day of each month, a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows covering Parent and its Subsidiaries’ operations for such month, in form acceptable to Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(b) Monthly Compliance Certificate. Within 30 days after the last day of each month and together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Annual Operating Budget and Financial Projections. Within 60 days after the end of each fiscal year of Parent (and promptly and within five days of any material modification thereto), an operating budget, on a consolidated and consolidating basis (including income statements, balance sheets and cash flow statements, by month) for the following calendar year, together with any related business forecasts used in the preparation thereof, provided that, the foregoing projections shall be in form satisfactory to Agent.

(d) Annual Audited Financial Statements. As soon as available, but no later than September 30, 2020, with respect to fiscal year 2019, such due date to be made one month earlier relative to the prior year each year thereafter (except to the extent earlier required to be filed with the Securities and Exchange Commission) audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent, together with any management letter with respect thereto.

(e) Other Statements. Within five days of delivery, copies of all statements, reports and notices generally made available to all Parent’s Equity Interest holders or to all holders of Parent’s preferred stock or to any holders of Subordinated Debt.

(f) SEC Filings. In the event that Parent becomes subject to the reporting requirements under the Exchange Act within five days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Parent with the Securities and Exchange Commission.

(g) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of Five Hundred Thousand Dollars ($500,000) or more, or of any Loan Party or any of its Subsidiaries taking or threatening legal action against any third person with respect to a material claim, and with respect to any pending action or threatened action, a prompt report of any material development with respect thereto.

(h) Valuation Reports; Capitalization Tables. A copy of each 409A valuation report as to Parent’s capital stock that Parent receives after the Closing Date within five days after Parent’s receipt thereof, and an updated copy of Parent’s summary capitalization table within five days of any material modification to the aggregate fully-diluted capitalization numbers as set forth in the version most recently delivered to Agent.

(i) Board Materials. At the same time and in the same manner as delivered to Board members (or, as applicable, the members of any committee or subcommittee of the Board), copies of all materials that Parent provides to Board members (or committee or subcommittee members) in connection with meetings of the Board or of any committee or subcommittee of the Board, including any reports with respect to Borrowers’ operations or performance, and promptly after such meeting, minutes of such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary information, or (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation.

(j) Intellectual Property Report. Together with the Compliance Certificate delivered at the end of each calendar quarter, a report in form reasonably acceptable to Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ Intellectual Property.

(k) Other Reports and Information. Together with the monthly financial reports, reports as to the following, in form acceptable to Agent: accounts receivable and accounts payable aging, and any other information related to the financial or business condition of any Loan Party as and when reasonably requested by Agent.

(l) Bank Account Statements. At the end of each month, a copy of each account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within three days, upon Agent’s request, evidence reasonably satisfactory to Agent of the balance maintained in any such Deposit Account or Securities Account.

(m) Annual Tax Return. Within five days of filing, a copy of Parent’s federal income tax return, and any amendment thereto.

(n) Equity Financing Documents. Together with the next Compliance Certificate due after the consummation of any preferred stock financing, a copy of the documents entered into in connection with such financing.

(o) Evidence of Insurance Renewal. Annually, prior to the expiration of Borrowers’ then-current liability and casualty property insurance policies as required in accordance with Section 6.5, updated insurance certificates confirming required coverage and endorsements.

(p) Material Tax Liabilities. Promptly, but in any event within three (3) Business Days of (i) the assessment by any tax authority of Specified Tax Liabilities in an aggregate amount in excess of $100,000, which amount was not included in the determination of the then-current Tax Reserve Amount, as in effect immediately prior to such to assessment, (ii) Borrowers’ determination that the Tax Reserve Amount should be increased by an amount in excess of $100,000, or (iii) the determination by any Loan Party that Specified Tax Liabilities in an aggregate amount in excess of $100,000, which amount was not included in the determination of then-current Tax Reserve Amount are reasonably expected to become due.

(q) Use of PPP Loan Proceeds, Estimates and Final Determination of PPP Loan Forgiveness. Together with each Compliance Certificate, Borrower shall deliver a report detailing use of PPP Loan proceeds and updated estimates of PPP Loan forgiveness eligibility, and upon final determination of PPP Loan forgiveness, evidence thereof, in each case, in accordance with Section 6.13.

Agent may require each Loan Party to provide any required reports, notices and certificates through various electronic means, including Agent’s portfolio monitoring online portal.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices as they exist at the Closing Date. Borrower Representative shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000).

6.4 Taxes; Pensions.

(a) Timely file, and cause each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 or such other taxes, assessments, deposits and contributions (other than Specified Tax Liabilities) which do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000), and shall deliver to Agent, on Agent’s reasonable request, evidence satisfactory to Agent that such payments have been made, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

(b) If the Tax Reserve Amount as of any date after the Closing Date exceeds the Approved Tax Reserve Amount, as in effect as of such date, by an amount equal to (i) $100,000, plus (ii) the amount by which aggregate unrestricted cash of the Loan Parties, as of such date of determination, exceeds $6,000,000, plus (iii) the aggregate amount by which EBITDA for then-most recent twelve (12) month period ending as of the most recent date for which monthly reporting has been delivered in accordance herewith, exceeds EBITDA as set forth in the Projections for such period (the amount by which the Tax Reserve Amount exceeds the Approved Tax Reserve Amount, as adjusted pursuant to the foregoing calculation, is referred to herein as the “Excess Tax Liability Amount”), Borrower Representative shall (w) provide written notice to Agent thereof, in accordance with Section 6.2(o), (x) provide evidence of commitments satisfactory to Agent when available with respect to a financing consummated after the date such Excess Tax Liability Amount is determined and involving the issuance by Parent of Equity Interests or Subordinated Debt that would result in net cash proceeds (not including proceeds from the conversion or cancellation of Indebtedness) to Parent (“Qualified Proceeds”) of not less than the Excess Tax Liability Amount; (y) shall receive Qualified Proceeds in an amount not less than the Excess Tax Liability Amount no later than thirty (30) days after notice is given pursuant to the foregoing clause (w), and (z) upon receipt of such Qualified Proceeds, shall apply the same to the payment of such Specified Tax Liabilities (or, as applicable, hold such amounts in reserve for payment of such Specified Tax Liabilities when due). Notwithstanding the foregoing, (A) excess EBITDA with respect to any month, if included in the calculation of the Excess Tax Liability Amount, shall not be included in any future calculation of Excess Tax Liability Amount, (B) excess EBITDA with respect to any month prior to June 2020 shall not be included in the calculation of Excess Tax Liability Amount.

6.5 Insurance.

(a) Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to Agent.

(b) Ensure that proceeds payable under any property policy with respect to Collateral are, at Agent’s option, payable to Agent on account of the Obligations. To that end, all property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payable, all liability policies shall show, or have endorsements showing, Agent as an additional insured, in each case, in form reasonably satisfactory to Agent and as set forth on Exhibit D.

(c) Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Loan Parties shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000), in the aggregate per fiscal year, toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Agent has been granted a first priority security interest and (b) after the occurrence and during the continuance of an Event of Default, all such proceeds shall, at the option of Agent, be payable to Agent on account of the Obligations.

(d) At Agent’s request, Borrower Representative shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent 30 days’ prior written notice before any such policy or policies shall be canceled (or ten days’ notice for cancellation for non-payment of premiums).

(e) If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6 Deposit and Securities Accounts.

(a) Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Agent, satisfactory to Agent.

(b) Provide Agent five days prior written notice before establishing any Collateral Account at or with any bank, broker or other financial institution, and upon opening such account, provide Agent with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. For each Collateral Account that any Loan Party at any time maintains, the applicable Loan Party shall cause the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Account Control Agreement may not be terminated without the prior written consent of Agent, provided that the foregoing shall not apply to the account ending in 8619 at Silicon Valley Bank so long as such account is used exclusively to maintain funds that are not owned by any Loan Party.

6.7 Intellectual Property.

(a) Protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within 30 days from initiation thereof or Borrowers have demonstrated to Agent’s satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b) If any Loan Party (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner or licensee, or (ii) applies for any Patent or the registration of any Trademark, then Borrower Representative shall promptly provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request to perfect and maintain a first priority perfected security interest in favor of Agent in such property. If a Loan Party decides to register any Copyrights or mask works in the United States Copyright Office, Borrower Representative shall: (x) provide Agent with at least 15 days prior written notice of such Loan Party’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); and (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request to perfect and maintain a first priority perfected security interest in favor of Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office.

(c) Provide written notice to Agent within ten days of any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public). Each Loan Party shall take such steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents.

6.8 Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to Agent and Lenders, without expense to Agent or Lenders, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to such Loan Party.

6.9 Access to Collateral; Books and Records. Allow Agent, or its agents, at reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy such Loan Party’s Books in accordance with Section 6.13. Such inspections or audits shall be conducted no more often than once every six (6) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense.

6.10 Financial Covenants.

(a) Liquidity. Maintain at all times Unrestricted Cash in an amount not less than $3,000,000.

(b) Minimum Revenue. Achieve Revenue for the periods and in amounts not less than the amounts set forth in the schedule below opposite such periods:

Fiscal quarter ended:	Minimum Revenue
September 30, 2020	$16,502,000
December 31, 2020	$15,356,000
For each subsequent fiscal quarter	80% of Revenue for such period as set forth in the Projections

6.11 Joinder of Subsidiaries.

(a) No later than thirty (30) days after such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, or at any time upon Agent’s request with respect to any Subsidiary whether existing as of the Closing Date or thereafter created or acquired: (i) provide written notice to Agent together with certified copies of the Operating Documents for such Subsidiary, and (ii) as applicable, take all such action as may be reasonably required by Agent to cause the applicable Subsidiary to either: (A) provide to Agent a joinder to this Agreement pursuant to which such Subsidiary becomes a Loan Party hereunder, or (B) guarantee the Obligations of Loan Parties under the Loan Documents and grant a security interest in and to the collateral of such Subsidiary (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Agent, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien, subject to Permitted Liens) in and to the assets of such Subsidiary and to pledge all of the direct or beneficial Equity Interests in such Subsidiary. With respect to Bolster.us, Inc. (“Bolster.us”), if at any time Borrowers collectively beneficially own more than 50% of the outstanding Voting Stock of Bolster.us, Borrower Representative shall notify Agent thereof within three Business Days thereof, and shall enter into such documents as Agent may reasonably require to cause Bolster.us to become a Guarantor with respect to the Obligations. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

(b) Loan Parties shall not permit Subsidiaries which are not Loan Parties, in the aggregate to (i) maintain cash and other assets with an aggregate value for all such Subsidiaries in excess of 10% of consolidated assets of Parent and its Subsidiaries, tested on the last day of each fiscal quarter, (ii) achieve revenue in excess of 10% of consolidated revenue of Parent and its Subsidiaries, tested quarterly, for the twelve month period then ended, (iii) own any Intellectual Property which is material to the business of Loan Parties as a whole, or (iv) be a party to any contracts which, if terminated, would result in a Material Adverse Effect, without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form reasonably satisfactory to Agent with respect to the Obligations as Agent may request within fifteen days (or such other period as Agent may agree in writing).

6.12 Property Locations.

(a) Provide to Agent at least ten days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b) With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), Loan Parties shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property for Agent’s benefit. Loan Parties shall deliver to Agent each warehouse receipt, where negotiable, covering any such property.

(c) With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), Loan Parties shall use commercially reasonable efforts cause such third party to execute and deliver a Collateral Access Agreement for such location.

6.13 PPP Loan Indebtedness. Borrower Representative shall cause the proceeds of the PPP Loan to be maintained in a separate Collateral Account used exclusively for such purpose and designated as such in the Perfection Certificate, which Collateral Account shall be subject to an Account Control Agreement in favor of Agent. All payments due in respect of the PPP Loan shall be funded from such designated Collateral Account. Without Agent’s prior written consent, (i) no Loan Party shall make any payment in respect of the PPP Loan other than required payments of principal and interest or any prepayment funded by the designated Collateral Account if Borrower Representative determines prepayment is required or advisable in light of updated guidance with respect to the Paycheck Protection Program provided by the Small Business Administration, the Department of the Treasury or any other applicable Governmental Authority, and (ii) no material modification to the terms of the PPP Loan shall be entered into (other than changes due to applicable law). Until the earlier to occur of (i) Agent’s receipt of evidence of the final determination of PPP Loan forgiveness, and (ii) the repayment in full of the PPP Loan, with each Compliance Certificate, Borrower Representative shall deliver a report setting forth in detail use of the PPP Loan proceeds (if any) and any updated estimate with respect to Loan forgiveness eligibility. Upon final determination of the PPP Loan forgiveness amount, Borrower Representative shall promptly notify Agent thereof and provide such other documents evidencing the same as Agent may reasonably request.

6.14 Management Rights. Any representative of Lenders shall have the right to meet with management and officers of Borrowers to discuss such books of account and records. In addition, Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers. Such consultations shall not unreasonably interfere with any Loan Party’s business operations.

6.15 Board Observer Rights. Parent shall invite a representative appointed by Agent (who shall be Mark Donnelly or, subject to the approval of the Board which shall not be unreasonably withheld, another person designated by Agent) to attend all regular and special meetings of the Board and any standing committees or subcommittees thereof in a non-voting observer capacity and, in this respect, shall give such representative copies of all notices, minutes (including written consents in lieu of a board meeting), consents, and other materials that it provides to its directors in their capacity as directors, at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that Parent reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could (i) adversely affect the attorney-client privilege between Parent and its counsel with respect to pending or threatened litigation, or (ii) result in disclosure of trade secrets or other highly confidential information. The rights pursuant to this Section 6.15 shall, (i) prior to the achievement of the Performance Milestone, be suspended during any period in which the Liquidity Threshold is met, and (ii) be terminated upon the achievement of the Performance Milestone.

6.16 Subordinated Obligations. Within 30 days of the consummation of the SPAC Transaction, Parent shall pay all outstanding Subordinated Debt to the extent such payment constitutes a Permitted Payment (as defined in the applicable Subordination Agreement) pursuant to the applicable Subordination Agreement.

6.17 Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2 Changes in Business, Management, or Ownership. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve; or (c) fail to provide notice to Agent of any Key Person departing from or ceasing to be employed by Borrower within five days after departure from Parent; (d)  permit or suffer a Change in Control, or (e) without at least ten days prior written notice to Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same, provided that Permitted Acquisition or a Subsidiary merger or consolidation by any Subsidiary with or into a Borrower shall be permitted, provided further, that in any merger or consolidation involving a Borrower, Borrower shall always be the surviving entity, and in any transaction involving Parent, Parent shall be the surviving entity.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens permitted to have priority over Agent’s Lien.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment in respect of its Equity Interests or redeem, retire or purchase any of its Equity Interests provided that (i) Parent may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Parent pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Parent may convert Subordinated Debt issued by Parent into Equity Interests issued by Parent pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement with Agent; (iii) any Borrower or Subsidiary thereof may pay dividends solely in Equity Interests of such Borrower or Subsidiary, and any Subsidiary may pay cash distributions to a Loan Party; (iv) Parent may make cash payments in lieu of fractional shares; or (v) Parent may repurchase the Equity Interests issued by Parent pursuant to stock repurchase agreements approved by the Board, provided that the aggregate amount of all such repurchases does not exceed Five Hundred Thousand Dollars ($500,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments. Notwithstanding the foregoing, Loan Parties shall be permitted to make the repurchases pursuant to clause (iv) above only if, at such time, and immediately after giving effect thereto: (i) no Default or Event of Default, exists or could reasonably be expected to occur, (ii) each Loan Party is solvent, and (iii) such payment or distribution is permitted under and is made in compliance with all applicable laws.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by existing investors for capital raising purposes; and (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the Board.

7.9 Subordinated Debt; Seller Indebtedness. (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject; (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations; or (c) make payments in respect of the Seller Indebtedness except in accordance the applicable Seller Subordination Agreement.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Any Loan Party fails to pay any Obligations after such Obligations are due and payable.

8.2 Covenant Default.

(a) A Borrower fails or neglects to perform any obligation in Section 3.3(b), Section 4.2, Sections 6.1, 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11, or violates any covenant in Section 7; or

(b) A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the occurrence thereof, provided that no Loans shall be made during such cure period.

8.3 [Reserved.]

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within ten days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any ten (10) day cure period; or

(b) (i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.

8.5 Insolvency. (a) A Loan Party or any of its Subsidiaries, as a whole, is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) the realizable value of the Loan Parties’ assets is less than the aggregate sum of its liabilities; (c) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (d) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within 30 days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).

8.6 Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement in favor of Agent)f; or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could have a Material Adverse Effect. Notwithstanding the foregoing, a default or breach caused solely by a payment of deferred purchase price, earnout or similar amount or Subordinated Debt not made when due, shall not constitute an Event of Default hereunder so long as the holder of such Indebtedness is restricted from exercising remedies with respect to any Loan Party or Subsidiary or any assets thereof, or with respect to Subordinated Debt, that the applicable Subordination Agreement remains in full force and effect.

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree, provided further that the entry of a confession of judgement against any Loan Party with respect to a judgement in excess of $500,000 shall constitute an immediate Event of Default.

8.8 Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any Lender or to induce any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

8.9 Subordinated Debt. Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.

8.10 Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could have, a Material Adverse Effect.

8.11 Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.

9. AGENT’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent may, at its option, or upon election by Required Lenders, shall, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent or any Lender);

(b) stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing);

(c) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, and notify any Person owing a Loan Party money of Agent’s security interest in such funds;

(d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(e) ratably apply to the Obligations any amount held by Agent or any Lender owing to or for the credit or the account of a Loan Party;

(f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(g) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(h) demand and receive possession of any Loan Party’s Books; and

(i) exercise all rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Loan Parties shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Loan Party grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, a Loan Party’s rights under all licenses and all franchise agreements inure to Agent’s benefit.

9.2 Power of Attorney. Each Loan Party hereby irrevocably appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Agent’s security interest and Liens in the Collateral; (b) endorse such Loan Party’s name on any checks or other forms of payment or security; (c) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (e) make, settle, and adjust all claims under such Loan Party’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Agent or a third party as the Code permits; and (h) dispose of the Collateral. Each Loan Party further hereby appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (i) sign such Loan Party’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Agent’s security interest in the Collateral, (ii) take all such actions which such Loan Party is required, but fails to do under the covenants and provisions of the Loan Documents; (iii) take any and all such actions as Agent may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Agent under this Agreement or the other Loan Documents. Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.

9.3 Protective Payments. If a Loan Party fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Secured Party Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent shall provide Borrower Representative with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Agent shall apply any payments made by any Loan Party or any proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or other exercise of secured party remedies pursuant to the Loan Documents, to the Obligations, as follows:

First, to that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Secured Party Expenses incurred by Agent) due to Agent in its capacity as such, until paid in full;

Second, to all advances made by Agent or any Lender to protect, preserve or defend the Collateral until repaid in full;

Third, to that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, fees and other Obligations expressly described below) payable to the Lenders ratably among the Lenders in proportion to the respective interests until paid in full;

Fourth, to that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among Lenders in proportion to the respective interests until paid in full;

Fifth, to that portion of the Obligations constituting unpaid Final Payment or Prepayment Fee, ratably among the Lenders in proportion to their respective interests until paid in full;

Sixth, to that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective interests until paid in full;

Seventh, to all other Obligations that are due and payable to Agent, in its capacity as such, and Lenders, or any of them, on such date, ratably among Agent and Lenders in proportion to the respective interests until paid in full; and

Eighth, the balance, if any, to Borrowers or as otherwise required by applicable law.

Borrowers shall remain liable to Agent and Lenders for any deficiency. If Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash or immediately available funds therefor.

9.5 Agent’s Liability for Collateral. So long as Agent complies with reasonable secured lender practices regarding the safekeeping of the Collateral in the possession or under the control of Agent, Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Loan Parties bear all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Any failure by Agent or any Lender, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or Lenders thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agent and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent has all rights and remedies provided under the Code, by law, or in equity. Agent or any Lender’s exercise of one right or remedy is not an election and shall not preclude Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Each Loan Party waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

9.8 Shares. Each Loan Party recognizes that Agent may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, agrees that any such lesser price or less favorable term shall not, in and of itself, cause any such private sale to be deemed to not have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document shall be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Agent and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties:	c/o Porch.com, Inc. 2200 1st Ave. S Seattle, WA 98134 Attention: Chief Financial Officer Email: Marty@porch.com

With a copy, not constituting notice, to:	Sidley Austin LLP Building One, Suite 100 1001 Page Mill Road Palo Alto, CA 94304 Attn: Pamela Martinson, Esq. Email: pmartinson@sidley.com

If to Agent:	Runway Growth Credit Fund Inc. 205 N Michigan Ave., Suite 4200 Chicago, IL 60601 Attention: Legal Reporting Email: legalreporting@runwaygrowth.com runwayagency@alterdomus.com

With a copy, not constituting notice, to:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Attn: Cynthia Bai Email: cbai@cooley.com

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law). Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Lender. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of a Loan Party’s actual receipt thereof or three days after deposit in the U.S. mails, proper postage prepaid. Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH Loan Party AGREES THAT IT SHALL NOT SEEK FROM agent or any lender UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS

12.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated. So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Maturity Date by Borrowers, by written notice of termination to Agent (whereupon Agent shall promptly provide a copy of such notice to Lenders). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).

(b) Assignments by Lenders. Each Lender has the right, without the consent of or notice to Borrowers but subject to approval by Agent, not to be unreasonably withheld (except no approval shall be required for any assignment to an Affiliate of the applicable Lender or an Approved Fund), to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than any Warrant) as to which assignment, transfer and other such actions are governed by the terms thereof. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing,(i) no Lender shall assign its interest in the Loans and Loan Documents to any Person who in the reasonable estimation of Agent is a direct competitor of Borrower and (ii) no Lender shall assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents to any Person who is not a “United States person” (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986) and who has not provided, prior to the date of such assignment, negotiation or participation, and from time to time thereafter upon request, a duly executed and completed IRS Form W-9 certifying that such Person is a “United States person” and exempt from U.S. federal backup withholding tax, provided that such assignment to a Person who is not a “United States person” shall be permitted (without the consent of Agent) if such Person has provided, prior to the date of such assignment, negotiation or participation, and from time to time thereafter upon request, a duly executed and completed IRS Form W-8 or otherwise complied with relevant tax laws and regulations.

(c) Minimum Amounts.

(i) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 12.2(c)(ii) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii) In any case not described in Section 12.2(c)(i) the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Agent) shall not be less than $1,000,000.

(d) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(e) Required Consents. No consent shall be required for any assignment except the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(f) Assignment Agreement. The parties to each assignment shall execute and deliver to Agent an Assignment Agreement, together with a processing and recordation fee of $3,500; provided that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an administrative questionnaire, all required tax forms (including pursuant to Section 12.2(b)) and any and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable anti-money-laundering laws.

(g) No Assignment to Certain Persons. Without Agent’s consent, no such assignment shall be made to (A) Borrowers or any of Borrowers’ Affiliates or Subsidiaries or (B) to any defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(h) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(i) Certain Additional Payments. In connection with any assignment of rights and obligations of any defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of Borrowers and Agent, the applicable pro rata share of Loans previously requested but not funded by the defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such defaulting Lender to Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a defaulting Lender for all purposes of this Agreement until such compliance occurs.

(j) Register. Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

12.3 Indemnification. Each Loan Party agrees to indemnify, defend and hold Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Secured Party Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Agent, Lenders and Loan Parties (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. This Section 12.3 shall not apply with respect to taxes (including any interest, additions to tax or penalties applicable thereto) other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

12.4 Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

12.5 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.6 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7 Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.8 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, approved by Borrower Representative, on behalf of the Loan Parties, Agent and Required Lenders, provided that an amendment implementing a Replacement Reference Rate proposed by Agent (subject to consultation with Borrower Representative) shall become effective without written amendment to this Agreement on the tenth (10th) Business Day after the draft amendment is provided by Agent to all other parties to this Agreement unless Agent has received written notice from Required Lenders objecting to such amendment prior to such date, and provided further, that any of the following amendments or modifications shall be binding upon any Lender only if such amendment or modification is duly executed by such Lender:

(a) any amendment that has the effect of decreasing (or forgiving) any principal amount of any Loan outstanding, accrued interest thereon, or any fees payable to Lenders shall require the written consent of each affected Lender;

(b) any amendment that has the effect of increasing any Commitment shall require the written consent of each affected Lender;

(c) any amendment that has the effect of releasing a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations hereunder or under any other applicable Loan Document, including any Guaranty (which shall be deemed to affect all Lenders) shall require the written consent of each affected Lender;

(d) any amendment that has the effect of releasing all or substantially all Collateral or subordinating the lien granted in favor of Agent securing the Obligations shall require the written consent of each affected Lender;

(e) any extension of the Payment Date for any scheduled payment of principal or interest or any extension to any scheduled maturity date, shall require the consent of each Lender holding any portion of the Loan to which such extension applies;

(f) any reduction in the stated rate of interest payable hereunder shall require the consent of each Lender to whom such interest or fee is due;

(g) any amendment, waiver or modification that has the effect of eliminating or reducing the voting rights of any Lender under this Section 12.8 shall require the consent of each such affected Lender;

(h) any amendment or waiver of pro rata application of payments or collateral proceeds or any amendment or modification to provisions specifying the order or manner of application of payments or proceeds shall require the consent of each Lender;

(i) any amendment or modification to the defined term “Required Lenders” shall require the consent of each Lender;

(j) any amendment or modification to the application of payments set forth in Section 9.4 shall require the consent of each Lender; and

(k) any amendment, waiver or modification to this Section 12.8 shall require the consent of each affected Lender.

Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.9 Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms hereof or thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.

12.10 Confidentiality. In handling any confidential information, Agent and each Lender agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Agent or such Lender, including pursuant to the Securities Exchange Act of 1934, as amended; (d) to Agent or the applicable Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Agent or the applicable Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Agent or Lenders so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Agent or any Lender’s possession when disclosed to Agent or Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Agent or the applicable Lender in violation of this Agreement) after disclosure to Agent or such Lender, as applicable; or (ii) disclosed to Agent or the applicable Lender by a third party, if Agent or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

12.11 Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Agent and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Borrower shall act through Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Agent or any Lender, such Borrower shall do so through Borrower Representative.

12.12 Tax Treatment. Each party hereto hereby acknowledges and agrees that the Loans made on the Closing Date are part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, which includes the Warrants. As promptly as practicable following the Closing Date, Agent shall deliver to Borrower Representative, Lenders’ determination of the “issue price” of such investment unit allocated to the Loans made on the Closing Date under Section 1273(b) of the Internal Revenue Code, and the aggregate fair market value of the Warrants on the Closing Date, based on a valuation performed by Lenders’ tax advisors. Upon notification of such valuation by Agent to Borrower Representative, each party hereto agrees to use the issue price for United States federal, state and local income tax purposes, along with the supporting calculations, and fair market value, as applicable, as determined in accordance with the foregoing, for all income tax purposes with respect to this transaction, unless otherwise required by the IRS or another Governmental Authority following an audit or examination.

12.13 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17 Appointment of Agent.

(a) Each Lender hereby appoints Agent to act on behalf of Lenders as administrative agent and collateral agent under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. The provisions of this Section 12.17 are solely for the benefit of Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b) If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from Lenders, and Agent shall incur no liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

(c) Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective and their respective related parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the related parties of such Agent and any such sub-agent. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d) Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(e) With respect to its Commitments and Loans hereunder, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Agent was not Agent and without any duty to account therefor to Lenders. Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f) Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and “know your customer” information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g) Each Lender agrees to indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by the Loan Parties.

(h) Agent may resign at any time by giving not less than 30 days’ prior written notice thereof to Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lenders and shall have accepted such appointment within 30 days after Agent’s giving notice of resignation, then Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as Lenders appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

(i) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that a Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(j) Nothing in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received thereby, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(l) If Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

(m) Agent shall be deemed to have no knowledge of any Event of Default unless such Agent shall have received written notice thereof from a Lender or a Loan Party stating that it is a “notice of Default” and an Event of Default has occurred. Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Agent from, or delivered by Agent to, any Loan Party; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n) Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Lenders.

12.18 Ratable Payments.

(a) Except as set forth in subsection (b) below or to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or Lenders, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them.

(b) In connection with a mandatory partial prepayment in accordance with Section 2.2(d)(ii), the proceeds of such prepayment shall be applied ratably to the repayment of outstanding principal and accrued interest obligations owing to Midcap Financial Trust and ORIX Growth Capital, LLC in accordance with their respective outstanding commitments hereunder.

(c) All payments with respect to the Obligations shall be made to Agent by wire transfer in accordance with written instructions from Agent or shall be debited by Agent in accordance with Section 2.5. Payments shall be applied by Agent to the Obligations, in such order and manner as is required pursuant to the express terms hereof. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension.

(d) If Agent receives any payment for the account of Lenders on or prior to 2:00 p.m. (Eastern time) on any Business Day, Agent shall pay to each applicable Lender the portion thereof required to be paid to Lender under the terms hereof on such Business Day. If Agent receives any payment for the account of Lenders after 2:00 p.m. (Eastern time) on any Business Day, Agent may, in its discretion, pay to each applicable Lender the portion thereof required to be paid to Lender under the terms hereof on the next Business Day.

12.19 Notices. All notices, financial reporting and other information required to be delivered pursuant to this Agreement shall be provided to Agent, provided that Agent shall deliver copies of all material notices, financial reporting or other material information to each Lender within one Business Day of receipt thereof by Agent in accordance with the notice information provided in Schedule 2.

13. GUARANTY

13.1 Guaranty. Each Guarantor, who has executed this Agreement as of the date hereof, together with each Loan Party who accedes to this Agreement as a Guarantor after the date hereof pursuant to Section 6.11 hereby, jointly and severally, unconditionally and irrevocably, guarantees to Agent and Lenders the prompt and complete payment and performance by Borrowers and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:

(a) each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy it or they may have against a Borrower, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral; and

(b) Agent and Lenders may enforce this guaranty notwithstanding the existence of any dispute between Agent or any Lender and a Borrower or any other Guarantor with respect to the existence of any Event of Default.

13.2 Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 13.5).

13.3 Termination. The guaranty pursuant to this Section 13 shall remain in full force and effect until the Termination Date.

13.4 Unconditional Nature of Guaranty. No payment made by a Borrower, Guarantor, any other guarantor or any other Person or received or collected by Agent or any Lender from a Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

13.5 Right of Contribution. If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 13.6. The provisions of this Section 13.5 shall in no respect limit the obligations and liabilities of any Guarantor to Agent and Lenders, and each Guarantor shall remain liable to Agent and Lenders for the full amount guaranteed by such Guarantor hereunder.

13.6 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of Agent or any Lender against a Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by Agent or such Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from a Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for Agent or Lender, as applicable, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Agent or such Lender, as applicable, in the exact form received by such Guarantor (duly indorsed by such Guarantor to Agent or such Lender, as applicable, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.

13.7 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by Agent may be rescinded by Agent and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Agent, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by Agent or Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Agent shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 13 or any property subject thereto.

13.8 Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Agent or lender upon the guaranty contained in this Section 13 or acceptance of this guaranty. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Borrowers, Guarantors, Agent and Lenders shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. Each Guarantor further waives:

(a) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to the Obligations;

(b) any right to require Agent or any Lender to marshal assets in favor of any Borrower, such Guarantor, any other Guarantor or any other Person, to proceed against any Borrower, any other Guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Obligations or to comply with any other provisions of Section 9-611 of the Code (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of Agent or Lender whatsoever;

(c) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

(d) any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;

(e) any defense based upon Agent or any Lender’s errors or omissions in the administration of the Obligations;

(f) any rights to set-offs and counterclaims;

(g) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower or any other obligor of the Obligations for reimbursement; and

(h) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Agent or any Lender, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against Agent or Lender, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to any Borrower, any Guarantor or any other Person, (v) any merger, acquisition, consolidation or change in structure of any Borrower, any Guarantor or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Equity Interests of any Borrower, any Guarantor or any other Person, (vi) any assignment or other transfer, in whole or in part, of Agent or any Lender’s interests in and rights under this Agreement or the other Loan Documents, including Agent or any Lender’s right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of Agent’s interests in and to any of the Collateral, (vii) Agent’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Agent or any Lender. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

13.9 Modifications to the Obligations. Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for a Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Agent and applicable Lenders may deem proper; (d) in addition to the Collateral, Agent may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Agent may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall Agent or any Lender be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (f) Agent may request and accept other guaranties of the Obligations and any other indebtedness, obligations or liabilities of a Borrower or any other Loan Party to Agent and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in case of each of clauses (a) through (f), as Agent may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

13.10 Reinstatement. The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.11 No Waiver by Course of Conduct; Cumulative Remedies. Neither Agent nor any Lender shall by any act (except in writing in accordance with Section 12.9), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

13.12 Enforcement Expenses; Indemnification. Each Guarantor agrees to pay or reimburse Agent, for the ratable benefit of Lenders, for all costs and expenses incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel.

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[signature page to loan and security agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWERS

Porch.com, Inc.

By	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer

GUARANTORS:

GOSMITH, INC.

By	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer and President

done.com holdings, inc.

By	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer and President

INSPECTION SUPPORT LIMITED LIABILITY COMPANY

By	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer of Porch.com, Inc., sole
member of Inspection Support Limited Liability

Company

GUARDIAN SMALL BUSINESS CONSULTING AND FINANCIAL SERVICES LLC

By	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer of Porch.com, Inc., sole
member of Guardian Small Business Consulting
and Financial Services LLC

[signature page to loan and security agreement]

SVZ HOLDING, INC.

By	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer

HIRE A HELPER LLC

By	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer of Porch.com, Inc., sole member of Hire A Helper LLC

HIREAHELPER CORPORATE RELOCATION, LLC

By	/s/ Ryan Charles
Name:	Ryan Charles
Title:	Manager

ELITE INSURANCE GROUP, INC.

By	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer

AGENT:

RUNWAY GROWTH CREDIT FUND INC.

By	/s/ Thomas Raterman
Name:	Thomas Raterman
Title:	Chief Financial Officer

LENDERS:

RUNWAY GROWTH CREDIT FUND INC.

By	/s/ Thomas Raterman
Name:	Thomas Raterman
Title:	Chief Financial Officer

ORIX GROWTH CAPITAL, LLC

By	/s/ Mark Campbell
Name:	Mark Campbell
Title:	Authorized Signatory

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,
its Investment Manager

By:	Apollo Capital Management GP, LLC,
its General Partner

By	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Authorized Signatory

[signature page to loan and security agreement]

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Agent pursuant to which Agent, for the benefit of Lenders, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means an acquisition by a Loan Party of all or substantially all of the assets of another Person or a division or line of business of another Person, all or substantially all of the capital stock of another Person, or a merger, consolidation or other combination of a Loan Party with another Person, in each case, whether as a single transaction or series of related transactions.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” has the meaning set forth in the preamble of this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Amortization Date” means August 15, 2022, provided that if (i) no Event of Default has occurred and is continuing, and (ii) Borrower Representative has delivered evidence reasonably satisfactory to Agent that the Performance Milestone has been met, the Amortization Date shall be August 15, 2023.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Margin” means, (i) if the Reference Rate is the LIBO Rate, 8.50%, and (ii) if the Reference Rate is the Prime Rate, 6.00%.

“Applicable Rate” means a variable annual rate equal to (i) the Reference Rate, plus (ii) the Applicable Margin.

“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Tax Reserve Amount” means, as of the Closing Date, the Existing Tax Reserve Amount, provided that, such amount shall be increased by an amount equal to the Qualified Proceeds required to cure any Excess Tax Liability Amount pursuant to Section 6.4, and received in accordance therewith.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit H, with such amendments or modifications as may be approved by Agent.

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit E.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person. Unless the context otherwise requires, each reference to a Board herein shall be a reference to the Board of Parent.

“Borrower” and “Borrowers” has the meaning set forth in the preamble hereof.

“Borrower Representative” has the meaning set forth in the preamble hereof.

“Borrowers’ Books” means all of each Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed; provided that when used in connection with the LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“C6 Factoring Facility” means that certain receivables purchase facility by and among Borrower Representative and GFC Resources, LLC, existing as of the Closing Date.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one year from the date of acquisition; (b) commercial paper maturing no more than one year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction, event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of Parent’s Equity Interests who were holders of Equity Interests as of the Closing Date, ceasing to own at least fifty-one percent (51%) of the Voting Stock of Parent; (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of Equity Interests of Parent ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board, who did not have such power before such transaction; or (c) the Transfer of all or substantially all assets of Borrowers or of a material business line of Borrowers; or (d) Parent ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary. Notwithstanding the forgoing, the consummation of the SPAC Transaction shall not constitute a Change in Control, subject to the joinder as a Loan Party by any resulting holding company as described in clause (y) of the defined term “SPAC Transaction”.

“Claims” has the meaning set forth in Section 12.3.

“Closing Date” has the meaning set forth in the preamble hereof.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Borrower described on Exhibit B, and any collateral securing the Obligations pursuant to any guaranty or pursuant to any other Loan Document.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Agent.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 2 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deferred Interest Rate” means an annual rate of 2.0%, provided that if the Performance Milestone is met and no Event of Default has occurred and is continuing, the Deferred Interest Rate shall be automatically reduced to 0.00%.

“Deferred Interest Amount” means, as of any date of determination, accrued and unpaid interest at the Deferred Interest Rate, not yet added to principal in accordance with Section 2.3(a).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof.

“EAGLE Loan” means each advance pursuant to the EAGLE Loan Facility as set forth in Section 2.2(a).

“Eagle Loan Commitment” means, as to any Lender, the additional aggregate principal amount of EAGLE Loans committed to be made by such Lender, as set forth on Schedule 2 hereto on the terms and conditions set forth in Section 2.2(a).

“EBITDA” means, with respect to any period, (a) Net Income for such period, plus (b)(i) Interest Expense for such period, (ii) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense for such period, (iii) income tax expense for such period, and (iv) any non-cash expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; minus (c)(i) interest income for such period, (ii) income tax credits for such period, (iii) any extraordinary, unusual or non-recurring gains increasing Net Income for such period, and (iv) software development costs to the extent capitalized during such period.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Excess Tax Liability Amount” has the meaning set forth in Section 6.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than Fifty Thousand Dollars ($50,000) of Collateral is located.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient under this Agreement: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.6(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Tax Reserve Amount” means an aggregate amount reserved for the payment of Specified Tax Liabilities as of the Closing Date in an amount of $2,600,000.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of such Sections of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to (i) in case of a prepayment in full at Borrower’s election or any mandatory prepayment, $1,645,000, less any portion of the Final Payment previously paid in connection with a partial permitted prepayment, and (ii) in case of a partial permitted prepayment, an amount equal to 3.5% of the original principal amount prepaid.

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day, provided that with respect to the EAGLE Loan funded on or about the Closing Date, for purposes of calculating accrued interest, the Funding Date shall be deemed to be July 21, 2020 (irrespective of the actual date the EAGLE Loan was made).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Gross Profit” means, for any period, Revenue, less costs of goods sold, determined consistent with “gross profits” as presented in financial statements delivered to Agent as of the Closing Date.

“Guarantor” has the meaning set forth in the preamble hereto.

“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations.

“Indemnified Person” has the meaning set forth in Section 12.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) of Parent and each of its Subsidiaries, determined on a consolidated basis and in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Loan and other Indebtedness of such Parent or its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“IP Security Agreement” means that certain intellectual property security agreement entered into by each Loan Party which is the owner of Intellectual Property registered with the United States Patent and Trademark Office or United States Copyright Office and Agent as of the Closing Date or from time thereafter, as amended, restated, supplemented or otherwise modified, from time to time.

“IRC” means the Internal Revenue Code of 1986.

“Key Person” means the Chief Executive Officer, President and Chief Financial Officer of Parent.

“Lender” has the meaning set forth in the preamble hereof.

“LIBO Rate” means the greater of (i) 0.55% and (ii) the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate, as published by Bloomberg (or another commercially available source providing quotations of LIBOR as reasonably determined by Agent from time to time) for U.S. dollar deposits (for delivery on the fifteenth (15th) day of the applicable month) with a term of three (3) months (“LIBOR”) or the rate otherwise reasonably determined by Agent to be the rate at which U.S. dollar deposits with a term of three (3) months would be offered by banks in London, England to major banks in the London or other offshore interbank market, in each case at approximately 11:45 a.m. (City of London time) on the fifteenth (15th) day of each month.

“LIBO Rate Replacement Trigger” means (i) Agent determines (which determination shall be final and conclusive absent manifest error) that (A) Agent is unable to determine or ascertain LIBOR, or (B) a rate other than LIBOR has become widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, (ii) a public statement or publication of information by or on behalf of the administrator of the interbank Eurodollar market announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR, (iii) a public statement or publication of information by the regulatory supervisor for the administrator of interbank Eurodollar market, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for interbank Eurodollar market, a resolution authority with jurisdiction over the administrator for interbank Eurodollar market or a court or an entity with similar insolvency or resolution authority over the administrator for interbank Eurodollar market, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR, or (iv) a public statement or publication of information by the regulatory supervisor for the administrator of interbank Eurodollar market announcing that LIBOR is no longer representative.

“LIBO Rate Termination Date” means the date that (i) the LIBO Rate cannot be determined, (ii) the LIBO Rate is no longer widely recognized, or (iii) the date identified by the applicable Governmental Authority as the date that the LIBO Rate should no longer be used, in each case, in accordance with the circumstances identified in the defined term “LIBO Rate Replacement Trigger”.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity Threshold” means Borrower Representative shall have delivered evidence reasonably satisfactory to Agent that Loan Parties have Unrestricted Cash of at least $47,000,000 in the aggregate, as of any date of determination.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrants, the IP Security Agreement, any Guaranty, any Subordination Agreement, the Account Control Agreements, the Collateral Access Agreements, any note, or notes, the Automatic Payment Authorization, and any other present or future agreement by a Loan Party with or for the benefit of Agent or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower from time to time party hereto, and any Guarantor, if any.

“Loan Request” means a written request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C.

“Loans” means, collectively, the EAGLE Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Margin Stock” has the meaning set forth in Section 5.11(b).

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of Agent’s Lien in the Collateral or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties as a whole; (ii) the ability of the Loan Parties, taken as a whole, to repay the Obligations; or (iii) the ability of Agent to enforce any of its rights or remedies with respect to any Obligations.

“Maturity Date” means the four year anniversary of the Closing Date, provided that if the Performance Milestone is met and no Event of Default has occurred and is continuing, the Maturity Date shall be the five year anniversary of the Closing Date.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

“Net Income” means the net profit (or loss), after provision for taxes, of Parent and each of its Subsidiaries, on a consolidated basis, for any period as at any date of determination, for such period taken as a single accounting period.

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal interest, fees, Secured Party Expenses, the Prepayment Fee, the Final Payment and any other amounts due to be paid by a Borrower or Loan Party, and each Borrower’s and Loan Party’s obligation to perform its duties under the Loan Documents (other than the Warrants), and any other debts, liabilities and other amounts any Borrower or Loan Party owes to Agent or any Lender at any time, whether under the Loan Documents or otherwise (but excluding obligations arising under the Warrants), including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Borrower or Loan Party assigned to Agent or any Lender.

“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than 30 days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means, (i) as of the Closing Date, Borrower Representative, and (ii) following the effectiveness of the SPAC Transaction or any other reorganization of Borrower Representative involving the formation of a new holding company, any new direct or indirect holding company that beneficially owns, directly or indirectly, Borrower Representative and its Subsidiaries.

“Participant Register” has the meaning set forth in Section 12.2(f).

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the fifteenth (15th) calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Performance Milestone” means that Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Borrowers have achieved either (i) Gross Profit for the consecutive twelve month period ended December 31, 2021 of at least $80,000,000, or (ii) EBITDA for such period of at least $10,000,000.

“Permitted Acquisition” means, (i) any Acquisition as to which Agent has granted prior written consent, (ii) the Acquisition described in Schedule 5, subject to the conditions set forth thereon, or (ii) any Acquisition which satisfies and is conducted in accordance with the following requirements:

(a) either (i) the Performance Milestone shall have been met or (ii) the Liquidity Threshold shall be satisfied as of the most recent date for which financial reporting has been delivered and as of the date the Acquisition is consummated;

(b) no Event of Default has occurred and is continuing;

(c) such Acquisition is of a Person engaged in a line of business which is the same as, reasonably related to, or incidental to, the business engaged by Borrowers and their Subsidiaries as of the Closing Date;

(d) such Acquisition shall be of a Person, organized and domiciled in, or assets (other than a de minimis amount of assets in relation to the assets being acquired), located in, the United States;

(e) (i) in case of an Acquisition in the form of a merger or purchase of Equity Interests, any Person that is the target of an Acquisition shall (i) become a wholly-owned (excluding management rollover or incentive equity interests or options to acquire Equity Interests of such Loan Party to the extent not constituting voting Equity Interests) Domestic Subsidiary of a Borrower and shall enter into a joinder or guaranty in accordance with Section 6.11, or (ii) merge into a Borrower, provided that in any Acquisition involving Parent, Parent shall be the surviving entity, and (ii) in case of an Acquisition in the form of a purchase of property substantially all such property shall be acquired by a Borrower;

(f) the aggregate Acquisition consideration (including, without limitation, earn-outs, which shall be valued in accordance with GAAP as of the closing date of such acquisition) for all Acquisitions during any fiscal year does not exceed $2,000,000 per fiscal year;

(g) Borrower Representative shall have delivered to Agent not less than ten days (or such shorter period of time agreed to by Agent), notice of such Acquisition, together with copies of all material documents relating to such Acquisition (including the acquisition agreement and any related material document, which may be in the form of drafts with updated copies provided as available), all material due diligence information prepared in connection with such Acquisition, the terms of any earn-out payments, and historical financial information (including income statements, balance sheets and cash flows) covering at least two (2) complete fiscal years of the Person or assets target of the Acquisition, to the extent available, and updated projections giving pro forma effect to the Acquisition, prior to the effective date of the Acquisition, together with calculations setting forth compliance for the then-next consecutive twelve month period with the financial covenants set forth in Section 6.10, tested as of the last day of each month during such period;

(h) the target entity or assets involved in such Acquisition, shall have achieved or contributed to, as applicable, EBITDA of at least $1.00 for the most recent twelve month period then ended;

(i) such Acquisition shall not materially and adversely affect the prospect of repayment of the Obligations when due or impair Agent’s rights and remedies with respect to the Collateral and otherwise pursuant to the Loan Documents; and

(j) both immediately before and after giving effect to such Acquisition, (i) each of the representations and warranties shall be true and correct in all material respects (except as already subject to materiality qualifier) on the date of such proposed Acquisition or, if such representation or warranty relates to an earlier date, as of such earlier date, and (ii) no Event of Default shall exist.

“Permitted Indebtedness” means:

(a) each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(f) Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;

(g) Indebtedness (i) among Borrowers, (ii) of a Borrower, subject to the conditions set forth in clause (d) of the defined term “Permitted Investments”, and (iii) of a Subsidiary that is not a Loan Party to a Loan Party, subject to the conditions set forth in clause (d) of the defined term “Permitted Indebtedness”;

(h) the PPP Loan; and

(i) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be.

“Permitted Investments” means:

(a) Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate;

(b) (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Parent’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent;

(c) Investments consisting of repurchases of Parent’s Equity Interests from former employees, officers and directors of Parent to the extent permitted under Section 7.7;

(d) Investments (i) among Borrowers, (ii) in a Borrower, provided that any Indebtedness of Borrower owing to a Subsidiary that is not a Borrower shall be subordinated to the Obligations on terms reasonably satisfactory to Agent, and (iii) by a Loan Party in a Subsidiary which is not a Loan Party, provided that the aggregate amount of such Investments shall not exceed Five Hundred Thousand Dollars ($500,000);

(e) Investments not to exceed Five Hundred Thousand Dollars ($500,000) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Parent pursuant to employee stock purchase plans or other similar agreements approved by the Board;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(g) Investments consisting of Deposit Accounts maintained in compliance with Section 6.6; and

(h) Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this clause (h) shall not apply to Investments of a Loan Party in any Subsidiary.

“Permitted Liens” means:

(a) Liens arising under this Agreement and the other Loan Documents;

(b) Liens existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such Lien is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect, and (iv) any judgment liens arising from the entry of Judgment by Confession as set forth on the Perfection Certificate shall not constitute “Permitted Liens”;

(c) purchase money Liens (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding;

(d) Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(e) leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;

(f) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Twenty Five Thousand Dollars ($25,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding Five Hundred Thousand Dollars ($500,000) at any time;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(j) Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Agent has a perfected security interest in such Deposit Account, or the securities maintained therein and Agent has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement;

(k) licenses of Intellectual Property which constitute a Permitted Transfer; and

(l) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (b), but any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.12, and (c) the Excluded Locations.

“Permitted Transfers” means

(a) sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b) non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(c) dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;

(d) Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;

(e) the use or transfer of money or Cash Equivalents in the Ordinary Course of Business for the payment of ordinary course business expenses in a manner that is not prohibited by the Loan Documents; and

(f) other Transfers of assets having a fair market value of not more than Five Hundred Thousand Dollars ($500,000) per fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PPP Loan” means Indebtedness in aggregate original principal amount not to exceed $9,000,000 pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act, deemed “restricted cash” for purposes of this Agreement, including without limitation, Section 6.10(a) and the Liquidity Threshold.

“Prepayment Fee” means, with respect to any prepayment of the Loans:

(a)	if the prepayment occurs during the period commencing on the Closing Date and ending on (and including) the one year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by 2.00%;

(b)	if the prepayment occurs during the period commencing on the day immediately following the one year anniversary of the Closing Date and ending on (and including) the two year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by 1.50%;

(c)	if the prepayment occurs during the period commencing on the day immediately following the two year anniversary of the Closing Date and ending on (and including) the three year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by 1.00%; and

(d)	if the prepayment occurs at any time after the three year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by 0.50%.

“Prime Rate” means, at any time, the greater of (i) the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”, and (ii) 4.25%. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the prime rate specified by the three (3) largest U.S. money center commercial banks, as determined by Agent.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Projections” means projections with respect to the business of Borrowers and their Subsidiaries, on a monthly basis, in form and substance reasonably satisfactory to Agent, delivered in accordance with Section 6.2(c).

“Qualified Proceeds” has the meaning set forth in Section 6.4.

“Recipient” means the Agent or any Lender.

“Reference Rate” means the LIBO Rate, provided that, if a LIBO Rate Replacement Trigger occurs, then Agent may, in consultation with Borrower Representative, choose a Replacement Reference Rate and make adjustments to the Applicable Margin and related terms such that, to the extent practicable, the Applicable Rate based on the Replacement Reference Rate shall be substantially equivalent to the Applicable Rate in effect immediately prior to its replacement, provided further, that until an amendment implementing the Replacement Reference Rate and related adjustments has become effective, the Reference Rate shall be the LIBO Rate until the LIBO Rate Termination Date, and on and after the LIBO Rate Termination Date the Reference Rate shall be the Prime Rate unless a Replacement Reference Rate is selected in accordance with the foregoing.

“Register” has the meaning set forth in Section 12.2(f).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Replacement Reference Rate” means an alternate benchmark rate that has been selected by Agent in consultation with Borrower Representative, giving due consideration to (i) then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated credit facilities, (ii) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by any applicable Governmental Authority, and (iii) any spread adjustment to account for the effects of the transition from the LIBO Rate to the replacement index and yield- or risk-based differences between the LIBO Rate and the alternate benchmark rate.

“Required Lenders” means, as of any date of determination, Lenders holding, together with each such Lender’s Affiliates, 50.1% or more of the outstanding principal amount of the Loans.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party (a) that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property, or (b) for which a default under, or termination of which, could reasonably be expected to interfere with Agent’s right to sell any Collateral.

“Revenue” means revenue, in accordance with GAAP, of Parent and each of its Subsidiaries, on a consolidated basis.

“Secured Party Expenses” means all audit fees and reasonable and documented out-of-pocket expenses, costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) of Agent and each Lender for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Seller Indebtedness” means collectively, the Indebtedness set forth under the heading “Seller Indebtedness” on Schedule 4 hereto.

“Seller Subordination Agreement” means, with respect to each instance of Seller Indebtedness, the Subordination Agreement entered into with the holder of such Seller Indebtedness, as identified on Schedule 4 hereto.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party or other Loan Party in each of its Subsidiaries.

“SPAC Transaction” means a transaction or series of transactions pursuant to which Borrower Representative will enter into a business combination with a publicly traded, exchange listed special purpose acquisition company, resulting in the special acquisition company, directly or indirectly, owning 100% of Borrower Representative, provided that (x) after giving effect to such transactions, including any partial prepayment in accordance with Section 2.2(d)(ii), any repayment of Seller Indebtedness, consummation of all other transactions contemplated in connection with the foregoing, and payment of all transaction fees and expenses, Loan Parties shall retain net cash proceeds from the foregoing transactions of at least $75,000,000, and (y) any new direct or indirect holding company owning the Equity Interests of Parent or any successor thereof as a result will become a Loan Party with respect to the Obligations.

“Specified Tax Liabilities” means sales taxes, use taxes or value added taxes assessed by a Governmental Authority against a Borrower or any of its Subsidiaries for periods other than the then-current period and any associated fines or penalties imposed in connection therewith.

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means each Subordination Agreement, dated as of the Closing Date, by and among certain noteholders, Agent and Borrower Representative, as amended, restated, supplemented or otherwise modified from time to time, and any other subordination agreement in form and substance satisfactory to Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Reserve Amount” means, as of any date of determination, the aggregate amount reserved (or required to be reserved) in accordance with GAAP for the payment of Specified Tax Liabilities.

“Termination Date” means the date both of the following conditions shall have been met: (i) the Obligations (other than inchoate indemnity obligations) shall have been paid in full in cash; and (ii) all commitments to extend credit hereunder have been terminated.

“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Transfer” means defined in Section 7.1.

“Unrestricted Cash” means, as of any date of determination, aggregate unrestricted cash and Cash Equivalents of Loan Parties which is subject to an Account Control Agreement in favor of Agent, provided that prior to a determination of forgiveness, all proceeds of the PPP Loan shall be excluded in determining Unrestricted Cash and after any such determination, any proceeds not earmarked for repayment to the Small Business Administration shall be included as Unrestricted Cash.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrant” means, collectively, each Warrant to Purchase Preferred Stock dated as of the Closing Date executed by Borrower Representative in favor of each Lender, as amended, modified, supplemented, extended or restated from time to time.

“Withholding Agent” means any Loan Party and Agent.

EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all of each Borrower’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	RUNWAY Growth Credit Fund Inc.	Date:

FROM:	Porch.com, Inc.

Reference is made to that certain Loan and Security Agreement, dated July 22, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Porch.com, Inc., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a Loan Party from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY Growth Credit Fund Inc., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity “Agent”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in compliance for the period ending with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements and Compliance Certificate	Monthly, within 30 days	Yes No
Projections	Projections: Annually, within 60 days of fiscal year end	Yes No
Annual audited financial statements and any management letters	Annually, on or before September 30, 2020 with respect to fiscal year 2019, such due date to be made one month earlier relative to the prior year each year thereafter (or, if earlier, when required to be filed with the Securities and Commission)	Yes No
Statements, reports and notices to stockholders	Within 5 days of delivery	Yes No
SEC filings	Within 5 days after filing with SEC	Yes No
Legal action notices and updates	Promptly	Yes No
409A valuation report	Within 5 days of receipt	Yes No
Summary capitalization table	Within 5 days of material change	Yes No
Board materials	As and when delivered to Board	Yes No
Board minutes	Promptly after Board meetings	Yes No
IP report	At the end of each fiscal quarter	Yes No
Federal tax return	Within 5 days of when filed	Yes No
Bank account statements (with transaction detail)	On the last day of each month, or within 3 days of Agent’s request	Yes No
Copies of preferred stock financing documents	Together with Compliance Certificate due after closing of such financing	Yes No
PPP Loan use of proceeds / loan forgiveness update	Together with Compliance Certificate (if applicable)	Yes No N/A

Financial Covenants	Required	Actual	Complies
Minimum Liquidity	$3,000,000	$	Yes No
Minimum Revenue	See Appendix 1 hereto	$	Yes No
Other Covenants	Required	Actual	Complies
Equipment financing Indebtedness	Not to exceed $500,000 outstanding	$	Yes No
Repurchases of stock from former employees, officers and directors	Not to exceed $500,000 per fiscal year	$	Yes No
Investments in Subsidiaries	Not to exceed $500,000 per fiscal year	$	Yes No
Deposits or pledges for bids, tenders, contracts, leases, surety or appeal bonds	Not to exceed $500,000 at any time	$	Yes No

Other Matters

Has any Borrower changed its legal name, jurisdiction of organization or chief executive office? If yes, please complete details below:

_______________________________________________________________________

	Yes	No

Has there been any change of chief executive officer? If so, please describe appointment of any interim replacement (required within 30 days) or full-time replacement by a candidate with equivalent qualifications:

_______________________________________________________________________

	Yes	No
Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No

Legal Name of Subsidiary	Jurisdiction of Organization	Holder of Subsidiary Equity Interests	Equity Interests Certificated? (Y/N)	Jurisdiction

Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.	Yes	No

Accountholder	Deposit Account / Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BORROWER REPRESENTATIVE:

Porch.com, Inc.

By:
Name:
Title:

appendix 1

FINANCIAL COVENANT CALCULATIONS

[Attached.]

EXHIBIT D

REQUIREMENTS FOR INSURANCE DOCUMENTATION

Contact Information for Insurance Documentation:

RUNWAY Growth Credit Fund Inc., as collateral agent, and its successors and assigns 205 N. Michigan Ave., Suite 4200 Chicago, IL 60601 Attn: Legal Reporting

Document Requirements:

Document	Requirement
1. Certificate of Liability Insurance (ACORD FORM 25)

•     Runway Growth Credit Fund Inc., as collateral agent, and its successors and assigns to be designated as “Additional Insured”.

•     Runway Growth Credit Fund Inc. name and address to be listed as Certificate Holder.

2. General Liability Endorsement (Additional Insured Endorsement)	• Runway Growth Credit Fund Inc., as collateral agent, and its successors and assigns to be named in additional insured endorsement.
3. Evidence of Commercial Property Insurance (ACORD FORM 28)

•     All-risk commercial property insurance incurring all of each Borrower’s property

•     Runway Growth Credit Fund Inc., as collateral agent, and its successors and assigns to be designated as “Lender’s Loss Payable,” with Lender’s Loss Payable provision designated.

•     Runway Growth Credit Fund Inc., as collateral agent, to be designated in Name and Address of Additional Interest.

•     Insured locations to include all locations of Borrowers listed in the Perfection Certificate

4. Commercial Property Endorsement (Lender’s Loss Payable Endorsement)

•     Runway Growth Credit Fund Inc., as collateral agent, and its successors and assigns to be scheduled and designated as “Lender Loss Payable” by endorsement

•     Lender loss payable clause with stipulation that coverage will not be cancelled without a minimum of ten days’ prior written notice for non-payment of premium, or 30 days for any other cancellation.

EXHIBIT E

AUTOMATIC PAYMENT AUTHORIZATION

Effective as of [______________], 2020 Porch.com, Inc. (“Borrower Representative”) hereby authorizes RUNWAY Growth Credit Fund Inc., as administrative agent for Lenders (in such capacity, “Agent”), or any affiliate acting on its behalf pursuant to the Loan Agreement and the bank or financial institution named below (“Bank”) to automatically debit through the Automatic Clearing House (ACH) from, and initiate variable debit and/or credit entries to, the deposit, checking or savings accounts as designated below maintained in the name of a Borrower, and to cause electronic funds transfers to an account of Agent to be applied to the payment of any and all amounts due under the Loan and Security Agreement, dated July 22, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Porch.com, Inc., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a Loan Party from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”), and Agent, as administrative agent and collateral agent for Lenders, including without limitation, principal, interest, fees, expenses and charges (including Secured Party Expenses). Capitalized terms not otherwise defined herein, have the meanings given in the Agreement.

This Authorization shall remain in effect until the Loan Agreement has been terminated.

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO AUTOMATIC PAYMENT AUTHORIZATION]

This Authorization is executed as of the date set forth above by the undersigned authorized representative of Borrower Representative:

Porch.com, Inc.

By:
Name:
Title:

EXHIBIT F

Form of

SECURED PROMISSORY NOTE

$[________________]	[_______ __, 20__]

FOR VALUE RECEIVED, the undersigned, Porch.com, Inc., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [__________________________] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Security Agreement, dated as of July 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the Holder, the other lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH CREDIT FUND INC., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity, “Agent”), the lesser of (i) the principal amount of [___________] Dollars ($[__________]) and (ii) the aggregate outstanding principal amount of Loans made by the Holder to Borrowers according to the terms of Section 2.2 of the Loan Agreement. Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.5 of the Loan Agreement.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 9.1 of the Loan Agreement. Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral granted to Agent, for the ratable benefit of Lenders, pursuant to certain other Loan Documents.

The terms of Section 11 are incorporated herein, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of each Borrower.

BORROWERS

PORCH.COM, INC.

By
Name:
Title:

EXHIBIT G

FORM OF ASSIGNMENT AGREEMENT

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Loan and Security Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration set forth below as the “Purchase Price”, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and[the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty (express or implied) by [the][any] Assignor.

1.	Assignor[s]: ____________

2.	Assignee[s]: ____________ [for each Assignee identify Lender]

3.	Borrower(s): Porch.com, Inc., a Delaware corporation

4.	Agent: Runway Growth Credit Fund Inc., as the “Agent” under the Loan Agreement.

5.	Loan Agreement: Loan and Security Agreement, dated as of July 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower and any other borrowers from time to time party thereto, the Assignee, (together with any other lenders from time to time party thereto, collectively, “Lenders”), and Runway Growth Credit Fund Inc., a Maryland corporation, as administrative agent and collateral agent for Lenders.

6.	Loan Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Loan for all Lenders	Amount of Loan Assigned	Percentage Assigned of Loan[7]
		$	$	%
		$	$	%
		$	$	%

7.	Purchase Price: $

Effective Date: ________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Remainder of page intentionally left blank]

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Set forth, to at least 9 decimals, as a percentage of the Loan of all Lenders thereunder.

[signature page to assignment agreement]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

runway growth credit fund inc., as Agent

By:
Name:
Title:

SCHEDULE 1

GUARANTORS

GoSmith, Inc., a Delaware corporation

Done.com Holdings, Inc., a Texas corporation

Inspection Support Limited Liability Company, a Nevada limited liability company

Guardian Small Business Consulting and Financial Services LLC, an Idaho limited liability company

SVZ Holding, Inc., a California corporation

Hire a helper LLC, a California limited liability company

HireAHelper Corporate Relocation, LLC, a California limited liability company

Elite Insurance Group, Inc., a Delaware corporation

SCHEDULE 2

COMMITMENTS

lender	EAGLE loan commitment	NOTICE INFORMATION
runway growth credit fund inc.	$40,000,000	Runway Growth Credit Fund Inc. 205 N Michigan Ave., Suite 4200 Chicago, IL 60601 Attention: Legal Reporting Email: legalreporting@runwaygrowth.com;
ORIX gROWTH cAPITAL llc	$3,500,000	ORIX Growth Capital, LLC 1717 Main St., Suite 1100 Dallas, TX 75201 Attention: General Counsel Email: mark.campbell@orix.com; Jeff.Bede@orix.com.
MIDCAP FINANCIAL TRUST	$3,500,000	MidCap Financial Trust c/o MidCap Financial Services, LLC, as servicer 7255 Woodmont Ave, Suite 200 Bethesda, MD 20814 Attn: Legal Fax: 301-941-1450 Email: legalnotices@midcapfinancial.com
Total Commitments	$47,000,000

schedule 3

post-closing deliveries

1.	Within three (3) Business Days of the Closing Date, the original signature page to the Warrant and any pledged stock certificates or stock powers.

2.	Within seven (7) Business Days of the Closing Date, duly executed signatures to the Account Control Agreement(s) required under Section 6.6(b) hereof.

3.	Within seven (7) Business Days of the Closing Date, articles of organization duly certified by the Secretary of State of the State of California, for each Loan Party whose jurisdiction of organization is California.

4.	Within thirty (30) days of the Closing Date, duly executed signatures to the Collateral Access Agreement(s) for such locations as Agent may require.

5.	Within thirty (30) days of the Closing Date, duly executed signature to a Seller Subordination Agreement by 50five, LLC.

6.	Within thirty (30) days of the Closing Date, Borrower Representative shall deliver the following:

a.	A certificate of good standing for Gosmith, Inc. issued by the Secretary of State of Washington;

b.	Evidence that the tax lien on Curtis Kindred, Inc. has been released or confirmation that prior to divestiture of Curtis Kindred, Inc., none of its assets have been transferred to any Loan Party;

c.	Evidence satisfactory to Agent that the state tax lien filed against Kandela, LLC has been terminated;

d.	Evidence satisfactory to Agent that the ownership assignments from Kandela, LLC to Borrower Representative of acquired Intellectual Property has been recorded with the USPTO.

7.	Within thirty (30) days of the Closing Date, the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer, duly executed by the holder of record of such Shares and in blank